EX-99.1

CONSOLIDATED SUMMARY RESULTS
Quarterly, Unaudited

						3Q15 Changes vs.
(Dollars in thousands, except per share data)	3Q15	2Q15	1Q15	4Q14	3Q14	2Q15	3Q14
Income Statement Highlights
Net interest income	$163,562	$166,640	$156,866	$159,050	$159,541	(2)%	3%
Noninterest income	125,448	130,293	129,413	119,598	158,677	(4)%	(21)%
Securities gains/(losses), net	(345)	8	276	-	(862)	NM	60%
Total revenue	288,665	296,941	286,555	278,648	317,356	(3)%	(9)%
Noninterest expense	215,436	218,394	376,221	207,309	244,016	(1)%	(12)%
Provision for loan losses	1,000	2,000	5,000	6,000	6,000	(50)%	(83)%
Income/(loss) before income taxes	72,229	76,547	(94,666)	65,339	67,340	(6)%	7%
Provision/(benefit) for income taxes	8,897	21,590	(22,261)	13,699	16,842	(59)%	(47)%
Net income/(loss)	63,332	54,957	(72,405)	51,640	50,498	15%	25%
Net income attributable to noncontrolling interest	2,977	2,851	2,758	2,980	2,875	4%	4%
Net income/(loss) attributable to controlling interest	60,355	52,106	(75,163)	48,660	47,623	16%	27%
Preferred stock dividends	1,550	1,550	1,550	1,550	1,550	*	*
Net income/(loss) available to common shareholders	$58,805	$50,556	$(76,713)	$47,110	$46,073	16%	28%
Common Stock Data
Diluted EPS	$0.25	$0.22	$(0.33)	$0.20	$0.19	14%	32%
Diluted shares (thousands)	235,058	234,669	232,816	235,448	236,862	*	(1)%
Period-end shares outstanding (thousands)	234,237	234,021	233,499	234,220	235,249	*	*
Cash dividends declared per share	$0.06	$0.06	$0.06	$0.05	$0.05	*	20%
Balance Sheet Highlights (Period-End)
Total loans, net of unearned income	$16,725,492	$16,936,772	$16,732,123	$16,230,166	$15,812,017	(1)%	6%
Total deposits	18,865,220	18,674,473	18,638,554	18,068,939	16,144,771	1%	17%
Total assets	25,387,319	25,239,767	25,715,888	25,668,187	23,982,597	1%	6%
Total liabilities	22,807,074	22,721,862	23,216,631	23,086,597	21,370,783	*	7%
Total equity	2,580,245	2,517,905	2,499,257	2,581,590	2,611,814	2%	(1)%
Key Ratios & Other
Return on average assets (annualized) (a)	0.99%	0.87%	(1.15)%	0.83%	0.84%
Return on average common equity (annualized) (b)	10.83%	9.56%	(14.04)%	8.27%	8.16%
Return on average tangible common equity (annualized) (b) (f)	11.77%	10.41%	(15.24)%	8.92%	8.79%
Net interest margin (c)	2.85%	2.92%	2.74%	2.86%	2.97%
Fee income to total revenue (d)	43.41%	43.88%	45.21%	42.92%	49.86%
Efficiency ratio (e)	74.54%	73.55%	NM	74.40%	76.68%
Book value per common share	$9.35	$9.09	$9.03	$9.35	$9.44
Tangible book value per common share (f)	$8.61	$8.35	$8.28	$8.60	$8.76
Tangible common equity to tangible assets (f)	8.00%	7.80%	7.57%	7.90%	8.65%
Common equity tier 1 ratio (g)	10.71%	10.41%	10.30%	N/A	N/A
Tier 1 ratio (h)	12.11%	11.98%	11.84%	14.46%	14.47%
NM - Not meaningful
* Amount is less than one percent.
(a)	Calculated using net income.
(b)	Calculated using net income available to common shareholders.
(c)	Net interest margin is computed using net interest income adjusted to a fully taxable equivalent (“FTE”) basis assuming a statutory federal income tax rate of 35 percent and, where applicable, state income taxes.
(d)	Ratio excludes securities gains/(losses).
(e)	Noninterest expense divided by total revenue excluding securities gains/(losses).
(f)	Refer to the Non-GAAP to GAAP Reconciliation.
(g)	A measure of a company’s capital position under U.S. Basel III capital rules first applicable to FHN in 2015, which includes common equity less goodwill, other intangibles and certain other required regulatory deductions as defined in those rules. Common Equity Tier 1 capital under U.S. Basel III in 2015 is not the same as the non-regulatory Tier 1 Common capital commonly used prior to 2015; comparisons between the two are not meaningful.
(h)	Ratio consisting of shareholders’ equity adjusted for certain unrealized gains/(losses) on available-for-sale securities, reduced by goodwill, certain other intangible assets, the disallowable portion of mortgage servicing rights and other disallowed assets divided by risk-adjusted assets. The components of Tier 1 capital, including the risk-adjustment of assets, changed significantly for FHN beginning in 2015 so that comparisons of a Tier 1 capital ratio after 2014 with a ratio prior to 2015 may not be meaningful.

FHN NON-GAAP TO GAAP RECONCILIATION
Quarterly, Unaudited

(Dollars and shares in thousands, except per share data)	3Q15	2Q15	1Q15	4Q14	3Q14
Tangible Common Equity (Non-GAAP)
(A) Total equity (GAAP)	$2,580,245	$2,517,905	$2,499,257	$2,581,590	$2,611,814
Less: Noncontrolling interest (a)	295,431	295,431	295,431	295,431	295,431
Less: Preferred stock	95,624	95,624	95,624	95,624	95,624
(B) Total common equity	$2,189,190	$2,126,850	$2,108,202	$2,190,535	$2,220,759
Less: Intangible assets (GAAP) (b)	171,556	172,854	174,152	175,450	160,987
(C) Tangible common equity (Non-GAAP)	$2,017,634	$1,953,996	$1,934,050	$2,015,085	$2,059,772

Tangible Assets (Non-GAAP)
(D) Total assets (GAAP)	$25,387,319	$25,239,767	$25,715,888	$25,668,187	$23,982,597
Less: Intangible assets (GAAP) (b)	171,556	172,854	174,152	175,450	160,987
(E) Tangible assets (Non-GAAP)	$25,215,763	$25,066,913	$25,541,736	$25,492,737	$23,821,610

Average Tangible Common Equity (Non-GAAP)
(F) Average total equity (GAAP)	$2,545,544	$2,511,929	$2,607,521	$2,651,729	$2,631,841
Less: Average noncontrolling interest (a)	295,431	295,431	295,431	295,431	295,431
Less: Average preferred stock	95,624	95,624	95,624	95,624	95,624
(G) Total average common equity	$2,154,489	$2,120,874	$2,216,466	$2,260,674	$2,240,786
Less: Average intangible assets (GAAP) (b)	172,191	173,486	174,787	165,769	161,467
(H) Average tangible common equity (Non-GAAP)	$1,982,298	$1,947,388	$2,041,679	$2,094,905	$2,079,319

Annualized Net Income/(Loss) Available to Common Shareholders
(I) Net income/(loss) available to common shareholders (annualized)	$233,302	$202,780	$(311,114)	$186,904	$182,790

Period-end Shares Outstanding
(J) Period-end shares outstanding	234,237	234,021	233,499	234,220	235,249

Ratios
(I)/(H) Return on average tangible common equity (“ROTCE”) (Non-GAAP)	11.77%	10.41%	(15.24)%	8.92%	8.79%
(I)/(G) Return on common equity (GAAP)	10.83%	9.56%	(14.04)%	8.27%	8.16%
(C)/(E) Tangible common equity to tangible assets (“TCE/TA”) (Non-GAAP)	8.00%	7.80%	7.57%	7.90%	8.65%
(A)/(D) Total equity to total assets (GAAP)	10.16%	9.98%	9.72%	10.06%	10.89%
(C)/(J) Tangible book value per common share (Non-GAAP)	$8.61	$8.35	$8.28	$8.60	$8.76
(B)/(J) Book value per common share (GAAP)	$9.35	$9.09	$9.03	$9.35	$9.44
(a)	Included in Total equity on the Consolidated Balance Sheet.
(b)	Includes goodwill and other intangible assets, net of amortization.